UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2014

SUSSER PETROLEUM PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 East Airtex Drive

Houston, Texas 77073

(Address of principal executive offices)

(832) 234-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 29, 2014, Energy Transfer Partners, L.P. (“ETP”) completed the acquisition of Susser Holdings Corporation, a Delaware corporation (“Susser”), pursuant to the terms of the Agreement and Plan of Merger, dated as of April 27, 2014 (the “Merger Agreement”), by and among ETP, Energy Transfer Partners GP, L.P., a Delaware limited partnership and the general partner of ETP, Drive Acquisition Corporation, a wholly owned subsidiary of ETP (“Merger Sub”), Heritage Holdings, Inc., a Delaware corporation and wholly owned subsidiary of ETP (“HHI”) and, for certain limited purposes set forth in the Merger Agreement, Energy Transfer Equity, L.P., the indirect parent of ETP GP and ETP. Under the terms of the Merger Agreement, Merger Sub merged with and into Susser (the “Merger”), with Susser surviving the Merger.

As a result of the consummation of the Merger and related transactions, each of Susser and Susser Petroleum Partners GP, LLC, a Delaware limited liability company (the “General Partner”) and the general partner of Susser Petroleum Partners LP (the “Partnership”) are indirect wholly owned subsidiaries of ETP, and ETP also indirectly owns a non-economic general partner interest (through its ownership of the General Partner), all of the incentive distribution rights and a 50.2% limited partner interest in the Partnership.

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2014, the Partnership entered into that certain Amendment No. 2 to Credit Agreement, among the Partnership, as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Amendment”). The Amendment amends that certain Revolving Credit Agreement, dated as of September 25, 2012, among the Partnership, as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, as amended prior to the date hereof.

The Amendment, among other things, (i) changes the definition of “Change of Control” to permit the Partnership to consummate the Merger and (ii) revises the transactions with affiliates covenant to permit the Partnership to engage in certain non-material transactions with ETP and its subsidiaries.

The foregoing summary of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in their entirety by, the full text of the agreements, which is filed as Exhibit Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

On August 29, 2014, pursuant to the terms of the Merger Agreement, the Merger was consummated and, at the effective time of the Merger (the “Effective Time”), ETP indirectly acquired all of the equity interests in the General Partner, as well as a non-economic general partner interest, all of the incentive distribution rights and a 50.2% limited partner interest in the Partnership. The aggregate purchase price paid in the Merger by ETP was approximately $1.8 billion, which purchase price was funded by ETP common units, funds from ETP’s revolving credit facility and cash on hand.

ETP, through its ownership interest in the General Partner, has the ability to appoint all of the members of the board of directors of the General Partner.

To the extent required, the information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time of the Merger, each of the members of board of directors of the General Partner (the “Board”), other than Sam L. Susser, resigned from the Board and ceased to be directors of the Partnership. These directors are: David P. Engel; Rob L. Jones; Frank A. Risch; Armand S. Shapiro; Bryan F. Smith, Jr.; and Sam J. Susser. These resignations were not a result of any disagreements between the General Partner and the directors on any matter relating to the General Partner’s operations, policies or practices. Mr. Susser will retain his role as Chairman of the Board.

Effective on August 29, 2014, the following individuals were appointed to the Board: Robert W. Owens; Marshall (Mackie) McCrea III; Christopher Curia; Martin Salinas, Jr.; K. Rick Turner; Matthew S. Ramsey; and William P. Williams.

Following the Effective Time pursuant to the Merger Agreement, ETP controls, and also owns a majority limited partner interest in, the Partnership. Mr. Ramsey was appointed as a member and chairman of the General Partner’s Audit Committee, and Mr. Turner and Mr. Williams were appointed as members of the Audit Committee. Mr. Turner was appointed as a member and chairman of the General Partner’s Compensation Committee, and Mr. Ramsey was appointed as member of the Compensation Committee.

There is no arrangement or understanding between any of these newly elected directors, and any other person pursuant to which such directors were elected. There are no relationships regarding Messrs. Susser, Owens, McCrea, Curia, Salinas, Turner, Ramsey and Williams that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Effective August 29, 2014, in connection with Merger, the following management changes occurred: (i) Rocky B. Dewbre was appointed Executive Vice President —Channel Operations of the General Partner and (ii) Gail S. Workman was appointed Senior Vice President—Sales and Operations of the General Partner. In addition, as previously disclosed, E.V. Bonner, Jr., who served as an officer of the General Partner prior to the closing of the Merger, has left the Partnership. These changes were not a result of any disagreements between the General Partner and the officers on any matter relating to the General Partner’s operations, policies or practices.

Effective on August 29, 2014, Robert W. Owens was appointed as President and Chief Executive Officer of the General Partner. Mr. Owens, 61, is President and Chief Executive Officer of Sunoco, Inc, which is a wholly owned subsidiary of ETP.

There are no relationships regarding the aforementioned new directors and officers of the General Partner that would require disclosure pursuant to Item 401(d) of Regulation S-K.

The compensation arrangements of the aforementioned new directors and officers of the General Partner have not yet been determined.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to Credit Agreement, among the Partnership, as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER PETROLEUM PARTNERS LP By: Susser Petroleum Partners GP, LLC, its general partner

	By:	/s/ Robert W. Owens
Date: September 4, 2014		Robert W. Owens
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Credit Agreement, among the Partnership, as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.